Exhibit (h)(2)(ii)

SECOND AMENDMENT TO THE

FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of November 8, 2023, as amended (the “Agreement”), is entered into by and between THEMES ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

●	Themes Alcoholic Beverage ETF
●	Themes Copper Miners ETF
●	Themes Lithium & Battery Metal Miners ETF
●	Themes Transatlantic Defense ETF
●	Themes Uranium & Nuclear ETF
●	Themes US BuyBack Champions ETF
●	Themes US Capital Stability Champions ETF
●	Themes US Infrastructure ETF
●	Themes US Pricing Power Champions ETF
●	Themes Waste & Recycling ETF

WHEREAS, Section 11(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

THEMES ETF TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Jose C Gonzalez	By:	/s/ Greg Farley

Name:	Jose C Gonzalez	Name:	Greg Farley

Title:	CEO	Title:	Senior Vice President

Date:	8/29/2024	Date:	8/30/2024

Exhibit A to the

Fund Administration Servicing Agreement

Separate Series of Themes ETF Trust

Name of Series

Themes US R&D Champions ETF

Themes Cloud Computing ETF

Themes Cybersecurity ETF

Themes Gold Miners ETF

Themes Future of Farming ETF

Themes Airlines ETF

Themes European Luxury ETF

Themes Natural Monopoly ETF

Themes US Cash Flow Champions ETF

Themes US Small Cap Cash Flow Champions ETF

Themes Generative Artificial Intelligence ETF

Themes Global Systemically Important Banks ETF

Themes Junior Gold Miners ETF

Themes Silver Miners ETF

Themes Robotics & Automation ETF

Themes Alcoholic Beverage ETF

Themes Copper Miners ETF

Themes Lithium & Battery Metal Miners ETF

Themes Transatlantic Defense ETF

Themes Uranium & Nuclear ETF

Themes US BuyBack Champions ETF

Themes US Capital Stability Champions ETF

Themes Infrastructure ETF

Themes US Pricing Power Champions ETF

Themes Waste & Recycling ETF